Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

INNOVAGE HOLDING CORP.

A Delaware corporation
(Adopted as of March 3, 2021)

InnovAge Holding Corp. (the “Corporation”), pursuant to the provisions of Section 109 of the General Corporation Law of the State of Delaware (the “DGCL”), hereby adopts these Amended and Restated Bylaws (these “Bylaws”), which restate, amend and supersede the bylaws of the Corporation in their entirety as described below:

Article I
OFFICES

Section 1.      Offices. The Corporation may have an office or offices other than its registered office at such place or places, either within or outside the State of Delaware, as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine or the business of the Corporation may require. The registered office of the Corporation in the State of Delaware shall be as stated in the Corporation’s certificate of incorporation as then in effect (the “Certificate of Incorporation”).

Article II
MEETINGS OF STOCKHOLDERS

Section 1.      Place of Meetings. The Board of Directors may designate a place, if any, either within or outside the State of Delaware, as the place of meeting for any annual meeting or for any special meeting of stockholders.

Section 2.      Annual Meeting. An annual meeting of the stockholders shall be held at such date and time as is specified by resolution of the Board of Directors. At the annual meeting, stockholders shall elect directors to succeed those whose terms expire at such annual meeting and transact such other business as properly may be brought before the annual meeting pursuant to Section 11 of this ARTICLE II of these Bylaws. The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.

Section 3.      Special Meetings. Special meetings of the stockholders may only be called in the manner provided in the Certificate of Incorporation. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. The Board of Directors may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board of Directors; provided that prior to the Stockholder Consent Date (as defined in the Certificate of Incorporation) any special meeting called at the request of a Sponsor (as defined herein) may not be postponed, rescheduled or canceled without the consent of the Sponsor at whose request the meeting was originally called.

Section 4.      Notice of Meetings. Whenever stockholders are required or permitted to take action at a meeting, notice of the meeting shall be given that shall state the place, if any, date, and time of the meeting of the stockholders, the means of remote communications, if any, by which stockholders and proxyholders not physically present may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given, not less than 10 nor more than 60 days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the DGCL) or the Certificate of Incorporation.

(a)            Form of Notice. All such notices shall be delivered in writing or in any other manner permitted by the DGCL. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the Corporation. If given by courier, such notice shall be deemed given at the earlier of when the notice is received or left at such stockholder’s address. Subject to the limitations of Section 4(c) of this ARTICLE II, if given by electronic transmission, such notice shall be deemed to be delivered: (i) if given by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice by facsimile; (ii) if by electronic mail, when directed to such stockholder’s electronic mail address; (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (x) such posting and (y) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the secretary or an assistant secretary of the Corporation, the transfer agent of the Corporation or any other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(b)           Waiver of Notice. Whenever notice is required to be given under any provisions of the DGCL, the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the stockholder entitled to notice, or a waiver by electronic transmission given by the stockholder entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders of the Corporation need be specified in any waiver of notice of such meeting. Attendance of a stockholder of the Corporation at a meeting of such stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and does not further participate in the meeting.

(c)            Notice by Electronic Transmission. Without limiting the manner by which notice otherwise may be given effectively to stockholders of the Corporation pursuant to the DGCL, the Certificate of Incorporation or these Bylaws, any notice to stockholders of the Corporation given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by electronic mail complying with the DGCL or other form of electronic transmission which other form has been consented to by the stockholder of the Corporation to whom the notice is given. Any such consent is revocable by the stockholder by notice to the Corporation. Notice may not be given by electronic transmission from and after the time: (i) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the Corporation; and (ii) such inability becomes known to the secretary or an assistant secretary of the Corporation or to the transfer agent or other person responsible for the giving of notice; provided, however, that the inadvertent failure to discover such inability shall not invalidate any meeting or other action. For purposes of these Bylaws, except as otherwise limited by applicable law, the term “electronic transmission” means any form of communication not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks), that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such recipient through an automated process.

Section 5.      List of Stockholders. The Corporation shall prepare, at least 10 days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date, arranged in alphabetical order and showing the address of each such stockholder and the number of shares registered in the name of each such stockholder. Nothing contained in this section shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation. In the event the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the list shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 5 or to vote in person or by proxy at any meeting of stockholders.

Section 6.      Quorum. The holders of a majority in voting power of the outstanding capital stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by law, by the Certificate of Incorporation or these Bylaws. If a quorum is not present, the chairman of the meeting or the holders of a majority of the voting power present in person or represented by proxy at the meeting and entitled to vote at the meeting may adjourn the meeting to another time and/or place from time to time until a quorum shall be present in person or represented by proxy. When a specified item of business requires a vote by a class or series (if the Corporation shall then have outstanding shares of more than one class or series) voting as a separate class or series, the holders of a majority in voting power of the outstanding stock of such class or series shall constitute a quorum (as to such class or series) for the transaction of such item of business. A quorum once established at a meeting shall not be broken by the withdrawal of enough votes to leave less than a quorum.

Section 7.      Adjourned Meetings. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place. When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and, except as otherwise required by law, shall not be more than 60 days nor less than 10 days before the date of such adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 8.      Vote Required. Subject to the rights of the holders of any series of preferred stock then outstanding, when a quorum has been established, all matters other than the election of directors shall be determined by the affirmative vote of the majority of voting power of capital stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter, unless by express provisions of an applicable law, the rules of any stock exchange upon which the Corporation’s securities are listed, any regulation applicable to the Corporation or its securities, the Certificate of Incorporation or these Bylaws a minimum or different vote is required, in which case such minimum or different vote shall be the vote required on such matter. Except as otherwise provided in the Certificate of Incorporation, directors shall be elected by a plurality of the votes cast.

Section 9.      Voting Rights. Subject to the rights of the holders of any series of preferred stock then outstanding, except as otherwise provided by the DGCL, or the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote in person or by proxy for each share of capital stock held by such stockholder which has voting power upon the matter in question. Voting at meetings of stockholders need not be by written ballot.

Section 10.    Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

Section 11.    Advance Notice of Stockholder Business and Director Nominations.

(a)            Annual Meetings of Stockholders. Nominations of persons for election to the Board and the proposal of other business to be considered by the stockholders may be made at an annual meeting of the stockholders only as (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or any duly authorized committee thereof, (B) brought by or at the direction of the Board of Directors or any duly authorized committee thereof, or (C) otherwise properly brought by any stockholder of the Corporation who (1) was a stockholder of record (a) at the time of giving of notice provided for in Section 11(a)(ii) of this ARTICLE II, (b) on the record date for determination of stockholders of the Corporation entitled to vote at the meeting, and (c) at the time of the annual meeting, (2) is entitled to vote at the meeting and (3) complies with the notice procedures set forth in Section 11(a)(ii) of this ARTICLE II. For the avoidance of doubt, the foregoing clause (C) of this Section 11(a) of ARTICLE II shall be the exclusive means for a stockholder to nominate for election or reelection to the Board any director or propose such business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or business brought by a Sponsor (as defined below) and any entity that controls, is controlled by or under common control with such Sponsor (other than the Corporation and any entity that is controlled by the Corporation) and any investment funds managed by such Sponsor (the “Sponsor Affiliates”) at any time prior to the WCAS Advance Notice Trigger Date (as defined below) or the Apax Advance Notice Trigger Date (as defined below), as applicable) before an annual meeting of stockholders.

(i)             In addition to any other applicable requirements, for any business or nominations (other than business brought by any of Welsh, Carson, Anderson, & Stowe or Apax Partners, L.P. (collectively, the “Sponsors” and each a “Sponsor”) and the Sponsor Affiliates at any time prior to the date when such Sponsor ceases to beneficially own in the aggregate (directly or indirectly) at least 5% of the voting power of the then outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of directors (such date with respect to Welsh, Carson, Anderson, & Stowe and its Sponsor Affiliates, the “WCAS Advance Notice Trigger Date” and such date with respect to Apax Partners, L.P. and its Sponsor Affiliates, the “Apax Advance Notice Trigger Date”)) to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in proper form and in writing to the Secretary and any such proposed business must be a proper matter for stockholder action. To be timely, a stockholder’s notice for such business (other than such a notice by a Sponsor prior to the WCAS Advance Notice Trigger Date or Apax Advance Notice Trigger Date, as applicable, which may be delivered at any time prior to the mailing of the definitive proxy statement pursuant to Section 14(a) of the Exchange Act related to the next annual meeting of stockholders) must be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the Close of Business on the 120th day prior to the first anniversary of the date of the preceding year’s annual meeting of stockholders nor later than the Close of Business on the 90th day prior to the first anniversary of the date of the preceding year’s annual meeting of stockholders (which date shall, for purposes of the Corporation’s first annual meeting of stockholders after its shares of Common Stock are first publicly traded, be deemed to have occurred on March 4, 2021); provided that if the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, or if no annual meeting was held in the preceding year (other than for purposes of the Corporation’s first annual meeting of stockholders after its shares of Common Stock are first publicly traded), such stockholder’s notice to be timely must be so delivered not earlier than the Close of Business on the 120th day prior to the date of such annual meeting and not later than the Close of Business on the later of (A) the tenth day following the day the Public Announcement (as defined in Section 11(c)(iv) of this ARTICLE II) of the date of the annual meeting is first made or (B) the 90th day prior to the date of the annual meeting. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. For the avoidance of doubt, a stockholder shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in these Bylaws.

(ii)           To be in proper form, a stockholder’s notice to the Secretary (whether given pursuant to Section 11(a) or Section 11(b) of this ARTICLE II) must:

(A)            if the notice relates to any business other than the nomination of a director or directors that the stockholder proposes to bring before the meeting, set forth (1)(a) a brief description of the business desired to be brought before the annual meeting and (b) the text, if any, of the proposal or business (including the text of any resolutions or actions proposed for consideration and if such business includes a proposal to amend these Bylaws, the specific language of the proposed amendment), (2) the reasons for conducting such business at the meeting and any material interest in such business of each Holder and any Stockholder Associated Person (as such terms are defined below), and (3) a description of all agreements, arrangements and understandings between each Holder and any Stockholder Associated Person and any other person or persons (including their names) in connection with the proposal of such business by such stockholder;

(B)            set forth, as to the stockholder giving the notice (the “Noticing Stockholder”) and the beneficial owner, if any, on whose behalf the nomination or proposal is made (collectively with the Noticing Stockholder, the “Holders” and each a “Holder”): (1) the name and address, as they appear on the Corporation’s books, of each Holder and the name and address of any Stockholder Associated Person, (2)(a) the class or series and number of shares of stock of the Corporation which are directly or indirectly held of record or beneficially owned by each Holder and any Stockholder Associated Person (provided that, for the purposes of this Section 11(a)(ii), any such person shall in all events be deemed to beneficially own any shares of the Corporation as to which such person has a right to acquire beneficial ownership at any time in the future), (b) any option, warrant, convertible security, stock appreciate right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived, in whole or in part, from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly held or beneficially held by each Holder and any Stockholder Associated Person, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of any security of the Corporation, (c) any proxy, contract, arrangement, understanding or relationship pursuant to which each Holder and any Stockholder Associated Person has a right to vote or has granted a right to vote any security of the Corporation, (d) any Short Interest (as defined below) held by each Holder and any Stockholder Associated Person presently or within the last 12 months in any security of the Corporation (for purposes of these Bylaws, a person shall be deemed to have a “Short Interest” in a security if such person, directly or indirectly, though any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (e) any agreement, arrangement or understanding (including any contract to purchase or sell, acquisition or grant of any option, right or warrant to purchase or sell, swap or other instrument) between and among each Holder and/or any Stockholder Associated Person, on the one hand, and any person acting in concert with any such person, on the other hand, with the intent to, or the effect of which may be to, transfer to or from any such person, in whole or in part, any of the economic consequences of ownership of any security of the Corporation or to increase or decrease the voting power of any such person with respect to any security of the Corporation, (f) any direct or indirect legal, economic or financial interest (including Short Interest) of each Holder and any Stockholder Associated Person in the outcome of any (I) vote to be taken at any annual or special meeting of stockholders of the Corporation or (II) any meeting of stockholders of any other entity with respect to any matter that is related, directly or indirectly, to any nomination or business proposed by any Holder under this Bylaw, (g) any rights to dividends on any security of the Corporation owned beneficially by each Holder and any Stockholder Associated Person that are separated or separable from the underlying security of the Corporation, (h) any proportionate interest in any security of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company or similar entity in which any Holder or any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns any interest in a general partner or is the manager or managing member or, directly or indirectly, beneficially owns any interest in the manager or managing member of a limited liability company or similar entity, (i) any performance-related fees (other than an asset-based fee) that each Holder and any Stockholder Associated Person is entitled to based on any increase or decrease in the value of securities of the Corporation or Derivative Instruments, if any, as of the date of such notice, and (j) any direct or indirect legal, economic or financial interest (including Short Interest) in any principal competitor of the Corporation held by each Holder and any Stockholder Associated Person (sub-clauses (a) through (j) of this Section 11(a)(ii)(B)(2) shall be referred to as the “Ownership Information”), (3) a representation by the Noticing Stockholder that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting, will continue to be a stockholder of record of the Corporation entitled to vote at such meeting through the date of such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (4) a representation as to whether any Holder and/or any Stockholder Associated Person intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect any nominee and/or (b) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination or nominations, (5) a certification that each Holder and any Stockholder Associated Person has complied with all applicable federal, state and other legal requirements in connection with its acquisition of shares or other securities of the Corporation and such person’s acts or omissions as a stockholder of the Corporation, and (6) a representation as to the accuracy of the information set forth in the notice;

(C)            set forth, as to each person, if any, whom the Noticing Stockholder proposes to nominate for election or reelection to the Board (1) the name, age, business address and residence address of such person, (2) the principal occupation or employment of such person (present and for the past five years), (3) the Ownership Information for such person and any member of the immediate family of such person, or any Affiliate or Associate (as such terms are defined below) of such person, or any person acting in concert therewith, (4) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (5) a complete and accurate description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings (whether written or oral) during the past three years, and any other material relationships, between or among the Holders and/or any Stockholder Associated Person, on the one hand, and each proposed nominee and any member of the immediate family of such proposed nominee, and his or her respective Affiliates and Associates, or others acting in concert therewith, on the other hand, including, without limitation, all biographical and related party transaction and other information that would be required to be disclosed pursuant to the federal and state securities laws, including Rule 404 promulgated under Regulation S-K under the Securities Act of 1933 (the “Securities Act”) (or any successor provision), if any Holder and/or any Stockholder Associated Person were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and

(D)            with respect to each nominee for election or reelection to the Board, include a completed and signed questionnaire, representation and agreement and any and all other information required by Section 11(d) hereof.

(iii)           A Noticing Stockholder shall further update and supplement its notice of any nomination or other business proposed to be brought before a meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 11(a) shall be true and correct (A) as of the record date for the meeting and (B) as of the date that is ten Business Days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof. Such update and supplement shall be delivered to the Secretary not later than three Business Days after the later of the record date or the date a Public Announcement of the notice of the Record Date is first made (in the case of the update and supplement required to be made as of the record date for the meeting) and not later than seven Business Days prior to the date of the meeting, if practicable (or, if not practicable, on the first practicable date prior to the meeting), or any adjournment, recess, rescheduling or postponement thereof (in the case of the update and supplement required to be made as of ten Business Days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof).

(iv)          The Corporation may also, as a condition to any such nomination or business being deemed properly brought before an annual meeting, require any Holder or any proposed nominee to deliver to the Secretary, within five Business Days of any such request, such other information as may be reasonably be requested by the Corporation, including, without limitation, such other information as may be reasonably required by the Board, in its sole discretion, to determine (1) the eligibility of such proposed nominee to serve as a director of the Corporation, (2) whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly disclosed corporate governance guideline or committee charter of the Corporation and (3) that the Board determines, in its sole discretion, could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(b)           Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the notice of meeting. In the event that a special meeting of stockholders is called for the purpose of electing one or more directors to the Board, nominations of persons for election to the Board may be made at such special meeting (i) by a stockholder who submitted a request for a special meeting in the manner provided for in the Certificate of Incorporation prior to the Stockholder Consent Date (if stockholders are permitted to call a special meeting pursuant to Section 2 of ARTICLE SEVEN of the Certificate of Incorporation), (ii) by or at the direction of the Board of Directors or any duly authorized committee thereof or (iii) by any stockholder (if stockholders are permitted to call a special meeting of stockholders pursuant to Section 2 of ARTICLE SEVEN of the Certificate of Incorporation) other than any stockholder who submitted a request for a special meeting in accordance with Section 2 of ARTICLE SEVEN of the Certificate of Incorporation that included the election of directors in the request) who (A) is a stockholder of record (1) at the time of giving of notice provided for in this Bylaw, (2) on the record date for the determination of stockholders of the Corporation entitled to vote at the meeting, and (3) at the time of the special meeting, (B) is entitled to vote at the meeting and (C) complies with the notice procedures provided for in Section 11(a) of this ARTICLE II, including delivering the stockholder’s notice required by Section 11(a) of this ARTICLE II with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by Section 11(a)(ii)(D) of this ARTICLE II) to the Secretary not earlier than the Close of Business on the 120th day prior to such special meeting, nor later than the Close of Business on the later of the 90th day prior to such special meeting or the 10th day following the date on which Public Announcement is first made by the Corporation of the special meeting and of the nominees, if any, proposed by the Board to be elected at such meeting (other than such a notice by a Sponsor prior to the WCAS Advance Notice Trigger Date or the Apax Advance Notice Trigger Date, as applicable, which may be delivered at any time up to the later of (i) thirty-five (35) days prior to the special meeting of stockholders and (ii) the tenth day following the day on which a Public Announcement is first made by the Corporation of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting). In no event shall the Public Announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c)            General.

(i)            Only such persons who are nominated in accordance with the procedures set forth in this Section 11 of ARTICLE II shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw, except as may be otherwise provided by the terms of one or more series of Preferred Stock with respect to the rights of holders of one or more series of Preferred Stock to elect directors or pursuant to that Director Nomination Agreement, dated as of on or about March 8, 2021 (as amended and/or restated or supplemented from time to time, the “Nomination Agreement”), by and among the Corporation and the investors named therein. Nothing in this Section 11 of ARTICLE II shall be deemed to affect any rights of the holders of Preferred Stock or the parties to the Nomination Agreement to elect directors pursuant to the Certificate of Incorporation or the Nomination Agreement, as applicable, or the right of the Board to fill newly created directorships or vacancies on the Board pursuant to the Certificate of Incorporation. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Bylaw (including whether the Holder, if any, on whose behalf the nomination or proposal is made, solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such Holder’s nominee or proposal in compliance with such Holder’s representation as required by Section 11(a)(ii)(B)(4) of ARTICLE II and (b) if any proposed nomination or business was not made or proposed in compliance with this Bylaw, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. The number of nominees a Noticing Stockholder may nominate for election at a meeting of stockholders (or in the case of a Noticing Stockholder giving the notice on behalf of a beneficial owner, the number of nominees a a Noticing Stockholder may nominate for election at the annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such meeting.

(ii)            Notwithstanding the foregoing provisions of this Bylaw, unless otherwise required by law, if the Noticing Stockholder (or a Qualified Representative thereof) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or propose business, such nomination shall be disregarded and such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(iii)           For purposes of this Section 11 of ARTICLE II, delivery of any notice or materials by a stockholder as required under this Section 11 of ARTICLE II shall be made by both (1) hand delivery, overnight courier service, or by certified or registered mail, return receipt requested, in each case to the Secretary at the principal executive offices of the Corporation and (2) electronic mail to the Secretary.

(iv)          Definitions. For purposes of these Bylaws, the term:

(A)           “Affiliate” shall have the meaning attributed to such term in Rule 12b-2 under the Exchange Act and the rules and regulations promulgated thereunder.

(B)            “Associate” shall have the meaning attributed to such term in Rule 12b-2 under the Exchange Act and the rules and regulations promulgated thereunder.

(C)            “Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in Denver, Colorado or New York, New York are authorized or obligated by law or executive order to close.

(D)            “Close of Business” shall mean 5:00 p.m. local time at the principal executive offices of the Corporation, and if an applicable deadline falls on the Close of Business on a day that is not a Business Day, then the applicable deadline shall be deemed to be the Close of Business on the immediately preceding Business Day.

(E)            “Public Announcement” means any method (or combination of methods) of disclosure that is reasonably designed to provide broad, non-exclusionary distribution of the information to the public or the furnishing or filing of any document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder;

(F)            “Qualified Representative” of any stockholder means a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the Corporation prior to the presentation of any matters at any meeting of stockholders stating that such person is authorized to act for such stockholder as proxy at such meeting of stockholders; and

(G)            “Stockholder Associated Person” of any Holder means (1) any person acting in concert with such Holder, (2) any person controlling, controlled by or under common control with such Holder or any of their respective Affiliates and Associates, or person acting in concert therewith and (3) any member of the immediate family of such Holder or an Affiliate or Associate of such Holder.

(v)           Notwithstanding the foregoing provisions of this Section 11 of ARTICLE II, a stockholder must also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Bylaw; provided that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 11(a) or Section 11(b) of ARTICLE II. Nothing in this Bylaw shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or any other applicable federal or state securities law with respect to that stockholder’s request to include proposals in the Corporation’s proxy statement.

(d)            Submission of Questionnaire, Representation and Agreement. To be qualified to be a nominee for election or re-election as a director of the Corporation, a person must deliver in writing (in accordance with the time periods prescribed for delivery of notice under this Section 11 of ARTICLE II) to the Secretary at the principal executive offices of the Corporation (A) a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request of any stockholder of record identified by name within five Business Days of such written request) and (B) a written representation and agreement (in the form provided by the Secretary upon written request of any stockholder of record identified by name within five Business Days of such written request) that such person (1) is not and will not become a party to (x) any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (y) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, (3) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable rules of the exchanges upon which the securities of the Corporation are listed and all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation, and (4) in such person’s individual capacity and on behalf of any Holder on whose behalf the nomination is being made, intends to serve a full term if elected as a director of the Corporation.

Section 12.      Fixing a Record Date for Stockholder Meetings. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 days nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the Close of Business on the next day preceding the day on which notice is first given, or, if notice is waived, at the Close of Business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting in conformity herewith; and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 12 at the adjourned meeting.

Section 13.            Action by Stockholders Without a Meeting. So long as stockholders of the Corporation have the right to act by written consent in accordance with Section 1 of ARTICLE EIGHT of the Certificate of Incorporation, the following provisions shall apply:

(a)            Record Date. For the purpose of determining the stockholders entitled to consent to corporate action without a meeting as may be permitted by the Certificate of Incorporation or the certificate of designation relating to any outstanding class or series of preferred stock, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) (or the maximum number permitted by applicable law) days after the date on which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take action by consent shall, by written notice delivered by hand to the Secretary at the Corporation’s principal place of business during regular business hours, request that the Board of Directors fix a record date, which notice shall include the text of any proposed resolutions. Notices delivered pursuant to Section 13(a) of this ARTICLE II will be deemed received on any given day only if received prior to the Close of Business on such day (and otherwise shall be deemed received on the next succeeding Business Day). The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such written notice is properly delivered to and deemed received by the Secretary, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board of Directors pursuant to the first sentence of this Section 13(a)). If no record date has been fixed by the Board of Directors pursuant to this Section 13(a) or otherwise within ten (10) days of receipt of a valid request by a stockholder, the record date for determining stockholders entitled to consent to corporate action without a meeting, when no prior action by the Board of Directors is required pursuant to applicable law, shall be the first date after the expiration of such ten (10) day time period on which a signed consent setting forth the action taken or proposed to be taken is delivered to the Corporation pursuant to Section 13(b); provided, however, that if prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action without a meeting shall in such an event be at the Close of Business on the day on which the Board of Directors adopts the resolution taking such prior action.

(b)            Generally. No consent shall be effective to take the corporate action referred to therein unless written or electronic consents signed by a sufficient number of stockholders to take such action are delivered to the Corporation, in the manner required by this Section 13 and applicable law, within sixty (60) (or the maximum number permitted by applicable law) days of the first date on which a consent is delivered to the Corporation in the manner required by applicable law and this Section 13. The validity of any consent executed by a proxy for a stockholder pursuant to an electronic transmission transmitted to such proxy holder by or upon the authorization of the stockholder shall be determined by or at the direction of the Secretary. A written record of the information upon which the person making such determination relied shall be made and kept in the records of the proceedings of the stockholders. Any such consent shall be inserted in the minute book as if it were the minutes of a meeting of stockholders. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given by the Corporation (at its expense) to those stockholders who have not consented in writing or by electronic transmission and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

Section 14.      Conduct of Meetings.

(a)            Generally. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in the Chairman’s absence or disability, by the Chief Executive Officer, or in the Chief Executive Officer’s absence or disability, by the President, or in the President’s absence or disability, by a Vice President (in the order as determined by the Board of Directors), or in the absence or disability of the foregoing persons by a chairman designated by the Board of Directors, or in the absence or disability of such person, by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in the Secretary’s absence or disability the chairman of the meeting may appoint any person to act as secretary of the meeting.

(b)            Rules, Regulations and Procedures. The Board of Directors may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders of the Corporation as it shall deem appropriate including, without limitation, such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted to questions or comments by participants; and (vi) restrictions on the use of mobile phones, audio or video recording devices and similar devices at the meeting. The chairman of the meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a nomination or matter or business was not properly brought before the meeting and if such chairman should so determine, such chairman shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The chairman of the meeting shall announce at the meeting when the polls for each matter to be voted upon at the meeting will be opened and closed. After the polls close, no ballots, proxies or votes or any revocations or changes thereto may be accepted. The chairman of the meeting shall have the power, right and authority, for any or no reason, to convene, recess and/or adjourn any meeting of stockholders.

(c)            Inspectors of Elections. The Corporation may, and to the extent required by law shall, in advance of any meeting of stockholders, appoint one or more inspectors of election to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by law, inspectors may be officers, employees or agents of the Corporation. No person who is a candidate for an office at an election may serve as an inspector at such election. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law.

Article III
DIRECTORS

Section 1.    General Powers. Except as otherwise provided in this Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 2.      Annual Meetings. The annual meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of stockholders. In the event that the annual meeting of stockholders takes place telephonically or through any other means by which the stockholders do not convene in any one location, the annual meeting of the Board of Directors shall be held at the principal offices of the Corporation immediately after the annual meeting of the stockholders.

Section 3.      Regular Meetings and Special Meetings. Regular meetings, other than the annual meeting, of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the Board of Directors and publicized among all directors. Special meetings of the Board of Directors may be called by (i) the Chairman of the Board, if any, (ii) by the Secretary upon the written request of a majority of the directors then in office or (iii) if the Board of Directors then includes a director nominated or designated for nomination by the Sponsors, by any director nominated or designated for nomination by the Sponsors, and in each case shall be held at the place, if any, on the date and at the time as he, she or they shall fix. Any and all business may be transacted at a special meeting of the Board of Directors.

Section 4.      Notice of Meetings. Notice of regular meetings of the Board of Directors need not be given except as otherwise required by law or these Bylaws. Notice of each special meeting of the Board of Directors, and of each regular and annual meeting of the Board of Directors for which notice is required, shall be given by the Secretary as hereinafter provided in this Section 4. Such notice shall be state the date, time and place, if any, of the meeting. Notice of any special meeting, and of any regular or annual meeting for which notice is required, shall be given to each director at least (a) twenty-four (24) hours before the meeting if by telephone or by being personally delivered or sent by overnight courier, telecopy, electronic transmission, email or similar means or (b) five (5) days before the meeting if delivered by mail to the director’s residence or usual place of business. Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage prepaid, or when transmitted if sent by telex, telecopy, electronic transmission, email or similar means. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 5.      Waiver of Notice. Any director may waive notice of any meeting of directors by a writing signed by the director or by electronic transmission. Any member of the Board of Directors or any committee thereof who is present at a meeting shall have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and does not further participate in the meeting. Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.

Section 6.      Chairman of the Board, Quorum, Required Vote and Adjournment. The Board of Directors may elect, by the affirmative vote of a majority of the directors then in office (provided, however, there are at least one-third of the total number of directors in office), a Chairman of the Board. The Chairman of the Board must be a director and may be an officer of the Corporation. Subject to the provisions of these Bylaws and the direction of the Board of Directors, he or she shall perform all duties and have all powers which are commonly incident to the position of Chairman of the Board or which are delegated to him or her by the Board of Directors, preside at all meetings of the stockholders and Board of Directors at which he or she is present and have such powers and perform such duties as the Board of Directors may from time to time prescribe. If the Chairman of the Board is not present at a meeting of the Board of Directors, the Chief Executive Officer (if the Chief Executive Officer is a director and is not also the Chairman of the Board) shall preside at such meeting, and, if the Chief Executive Officer is not present at such meeting, a majority of the directors present at such meeting shall elect one of the directors present at the meeting to so preside. At all meetings of the Board of Directors prior to the date when a Sponsor ceases to beneficially own in the aggregate (directly or indirectly) at least 20% of the voting power or the Sponsors collectively cease to beneficially own in the aggregate (directly or indirectly) at least 40% of the voting power of the then outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of directors (the “Quorum Trigger Date”), a majority of the directors then in office, including at least one director nominated by each of the Sponsors, shall constitute a quorum for the transactions of business; provided, however, that a quorum shall never be less than one-third the total number of directors. At all meetings of the Board of Directors following the Quorum Trigger Date, a majority of the directors then in office shall constitute a quorum for the transaction of business, provided, however, that a quorum shall never be less than one-third the total number of directors. Unless by express provision of an applicable law, the Certificate of Incorporation or these Bylaws a different vote is required, the vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board of Directors may from time to time determine. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may, to the fullest extent permitted by law, adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 7.      Committees.

(a)            The Board of Directors may designate one or more committees, including an executive committee, consisting of one or more of the directors of the Corporation, and any committees required by the rules and regulations of such exchange as any securities of the Corporation are listed. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Except to the extent restricted by applicable law or the Certificate of Incorporation, each such committee, to the extent provided by the DGCL and in the resolution creating it, shall have and may exercise all the powers and authority of the Board of Directors. Each such committee shall serve at the pleasure of the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors upon request.

(b)            Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum. All matters shall be determined by a majority vote of the members present at a meeting at which a quorum is present. Unless otherwise provided in such a resolution, in the event that a member and that member’s alternate, if alternates are designated by the Board of Directors, of such committee is or are absent or disqualified, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

Section 8.     Action by Written Consent. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 9.      Compensation. The Board of Directors shall have the authority to fix the compensation, including fees, reimbursement of expenses and equity compensation, of directors for services to the Corporation in any capacity, including for attendance of meetings of the Board of Directors or participation on any committees. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 10.      Reliance on Books and Records. A member of the Board of Directors, or a member of any committee designated by the Board of Directors shall, in the performance of such member’s duties, be fully protected in relying in good faith upon records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 11.      Telephonic and Other Meetings. Unless restricted by the Certificate of Incorporation, any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.

Article IV
OFFICERS

Section 1.    Number and Election. Subject to the authority of Chief Executive Officer to appoint officers as set forth in Section 11 of this ARTICLE IV, the officers of the Corporation shall be elected by the Board of Directors and shall consist of a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, a Chief Financial Officer, a Treasurer and such other officers and assistant officers as may be deemed necessary or desirable by the Board of Directors. Any number of offices may be held by the same person. In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable.

Section 2.      Term of Office. Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

Section 3.      Removal. Any officer or agent of the Corporation may be removed with or without cause by the Board of Directors, a duly authorized committee thereof or by such officers as may be designated by a resolution of the Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer appointed by the Chief Executive Officer in accordance with Section 11 of this ARTICLE IV may also be removed by the Chief Executive Officer in his or her sole discretion.

Section 4.      Vacancies. Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors or the Chief Executive Officer in accordance with Section 11 of this ARTICLE IV.

Section 5.    Compensation. Compensation of all executive officers shall be approved by the Board of Directors or a duly authorized committee thereof, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the Corporation.

Section 6.      Chief Executive Officer. The Chief Executive Officer shall have the powers and perform the duties incident to that position. The Chief Executive Officer shall, in the absence of the Chairman of the Board, or if a Chairman of the Board shall not have been elected, preside at each meeting of (a) the Board of Directors if the Chief Executive Officer is a director and (b) the stockholders. Subject to the powers of the Board of Directors and the Chairman of the Board, the Chief Executive Officer shall be in general and active charge of the entire business and affairs of the Corporation, and shall be its chief policy making officer. The Chief Executive Officer shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or provided in these Bylaws. The Chief Executive Officer is authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. Whenever the President is unable to serve, by reason of sickness, absence or otherwise, the Chief Executive Officer shall perform all the duties and responsibilities and exercise all the powers of the President.

Section 7.      The President. The President of the Corporation shall, subject to the powers of the Board of Directors, the Chairman of the Board and the Chief Executive Officer, have general charge of the business, affairs and property of the Corporation, and control over its officers, agents and employees. The President shall see that all orders and resolutions of the Board of Directors are carried into effect. The President is authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The President shall, in the absence of the Chief Executive Officer, act with all of the powers and be subject to all of the restrictions of the Chief Executive Officer. The President shall have such other powers and perform such other duties as may be prescribed by the Chairman of the Board, the Chief Executive Officer, the Board of Directors or as may be provided in these Bylaws.

Section 8.      Vice Presidents. The Vice President, or if there shall be more than one, the Vice Presidents, in the order determined by the Board of Directors or the Chairman of the Board, shall, perform such duties and have such powers as the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or these Bylaws may, from time to time, prescribe. The Vice Presidents may also be designated as Executive Vice Presidents or Senior Vice Presidents, as the Board of Directors may from time to time prescribe.

Section 9.       The Secretary and Assistant Secretaries. The Secretary shall attend all meetings of the Board of Directors (other than executive sessions thereof) and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose or shall ensure that his or her designee attends each such meeting to act in such capacity. Under the Board of Directors’ supervision, the Secretary shall give, or cause to be given, all notices required to be given by these Bylaws or by law; shall have such powers and perform such duties as the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or these Bylaws may, from time to time, prescribe; and shall have custody of the corporate seal of the Corporation. The Secretary, or an Assistant Secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Assistant Secretary, or if there be more than one, any of the assistant secretaries, shall in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, or Secretary may, from time to time, prescribe.

Section 10.      The Chief Financial Officer and the Treasurer. The Chief Financial Officer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation as shall be necessary or desirable in accordance with applicable law or generally accepted accounting principles; shall deposit all monies and other valuable effects in the name and to the credit of the Corporation as may be ordered by the Chairman of the Board or the Board of Directors; shall receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever; shall cause the funds of the Corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; and shall render to the Board of Directors, at its regular meeting or when the Board of Directors so requires, an account of the financial condition and operations of the Corporation; shall have such powers and perform such duties as the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or these Bylaws may, from time to time, prescribe. The Treasurer, if any, shall in the absence or disability of the chief financial officer, perform the duties and exercise the powers of the chief financial officer, subject to the power of the board of directors. The Treasurer, if any, shall perform such other duties and have such other powers as the board of directors may, from time to time, prescribe.

Section 11.      Appointed Officers. In addition to officers designated by the Board in accordance with this ARTICLE IV, the Chief Executive Officer shall have the authority to appoint other officers below the level of Board-appointed Vice President as the Chief Executive Officer may from time to time deem expedient and may designate for such officers titles that appropriately reflect their positions and responsibilities.  Such appointed officers shall have such powers and shall perform such duties as may be assigned to them by the Chief Executive Officer or the senior officer to whom they report, consistent with corporate policies.  An appointed officer shall serve until the earlier of such officer’s resignation or such officer’s removal by the Chief Executive Officer or the Board of Directors at any time, either with or without cause.

Section 12.      Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these Bylaws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors.

Section 13.     Officers’ Bonds or Other Security. If required by the Board of Directors, any officer of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety as the Board of Directors may require.

Section 14.      Delegation of Authority. The Board of Directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.

Article V
CERTIFICATES OF STOCK

Section 1.      Form. The shares of stock of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. If shares are represented by certificates, the certificates shall be in such form as required by applicable law and as determined by the Board of Directors. Each certificate shall certify the number of shares owned by such holder in the Corporation and shall be signed by, or in the name of the Corporation by two authorized officers of the Corporation including, but not limited to, the Chairman of the Board (if an officer), the President, a Vice President, the Treasurer, the Secretary and an Assistant Secretary of the Corporation. Any or all signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer, transfer agent or registrar of the Corporation whether because of death, resignation or otherwise before such certificate or certificates have been issued by the Corporation, such certificate or certificates may nevertheless be issued as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer, transfer agent or registrar of the Corporation at the date of issue. All certificates for shares shall be consecutively numbered or otherwise identified. The Board of Directors may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both in connection with the transfer of any class or series of securities of the Corporation. The Corporation, or its designated transfer agent or other agent, shall keep a book or set of books to be known as the stock transfer books of the Corporation, containing the name of each holder of record, together with such holder’s address and the number and class or series of shares held by such holder and the date of issue. When shares are represented by certificates, the Corporation shall issue and deliver to each holder to whom such shares have been issued or transferred, certificates representing the shares owned by such holder, and shares of stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation or its designated transfer agent or other agent of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. In that event, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate or certificates and record the transaction on its books. When shares are not represented by certificates, shares of stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing, with such evidence of the authenticity of such transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps, and within a reasonable time after the issuance or transfer of such shares, the Corporation shall, if required by applicable law, send the holder to whom such shares have been issued or transferred a written statement of the information required by applicable law. Unless otherwise provided by applicable law, the Certificate of Incorporation, Bylaws or any other instrument, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

Section 2.      Lost Certificates. The Corporation may issue or direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the owner of the lost, stolen or destroyed certificate. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to give the Corporation a bond in such sum as it may direct, sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

Section 3.      Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends, to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner, except as otherwise required by applicable law. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by applicable law.

Section 4.      Fixing a Record Date for Purposes Other Than Stockholder Meetings or Actions by Written Consent. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action (other than stockholder meetings and stockholder written consents which are expressly governed by Sections 12 and 13 of ARTICLE II hereof), the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the Close of Business on the day on which the Board of Directors adopts the resolution relating thereto.

Article VI
GENERAL PROVISIONS

Section 1.      Dividends. Subject to and in accordance with applicable law, the Certificate of Incorporation and any certificate of designation relating to any series of preferred stock, dividends upon the shares of capital stock of the Corporation may be declared and paid by the Board of Directors, in accordance with applicable law. Dividends may be paid in cash, in property or in shares of the Corporation’s capital stock, subject to the provisions of applicable law and the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends a reserve or reserves for any proper purpose. The Board of Directors may modify or abolish any such reserves in the manner in which they were created.

Section 2.      Checks, Notes, Drafts, Etc. All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.

Section 3.      Contracts. In addition to the powers otherwise granted to officers pursuant to ARTICLE IV hereof, the Board of Directors may authorize any officer or officers, or any agent or agents, in the name and on behalf of the Corporation to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

Section 4.      Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 5.      Corporate Seal. The Board of Directors may provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Notwithstanding the foregoing, no seal shall be required by virtue of this Section.

Section 6.      Voting Securities Owned By Corporation. Voting securities in any other corporation or entity held by the Corporation shall be voted by the Chairman of the Board, Chief Executive Officer, the President or the Chief Financial Officer, unless the Board of Directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

Section 7.      Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws and subject to applicable law, facsimile and any other forms of electronic signatures of any officer or officers of the Corporation may be used.

Section 8.      Section Headings. Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 9.      Inconsistent Provisions. In the event that any provision (or part thereof) of these Bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the DGCL, any other applicable law or the Nomination Agreement, the provision (or part thereof) of these Bylaws shall be construed to be consistent with such other provision or provisions, and to the extent such provision may not be so construed, such provision shall be deemed amended to incorporate such other provision so as to eliminate such inconsistency and as so amended shall be given full force and effect.

Article VII
INDEMNIFICATION

Section 1.      Right to Indemnification and Advancement. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including involvement, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended from time to time (“ERISA”) and any other penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in this Section 2 of this ARTICLE VII with respect to proceedings to enforce rights to indemnification and advance of expenses (as defined below), the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized in the specific case by the Board of Directors of the Corporation. The rights to indemnification and advance of expenses conferred in this Section 1 of ARTICLE VII shall be contract rights. In addition to the right to indemnification conferred herein, an indemnitee shall also have the right, to the fullest extent not prohibited by law, to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (an “advance of expenses”); provided, however, that if and to the extent that the DGCL requires, an advance of expenses shall be made only upon delivery to the Corporation of an undertaking (an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 1 or otherwise. The Corporation may also, by action of its Board of Directors, provide indemnification and advancement to employees and agents of the Corporation. Any reference to an officer of the Corporation in this ARTICLE VII shall be deemed to refer exclusively to the Chairman of the Board of Directors, Chief Executive Officer, President, Secretary and Treasurer of the Corporation appointed pursuant to ARTICLE IV, and to any Vice President, Assistant Secretary, Assistant Treasurer or other officer of the Corporation appointed by the Board of Directors pursuant to ARTICLE IV of these By-laws, and any reference to an officer of any other enterprise shall be deemed to refer exclusively to an officer appointed by the board of directors or equivalent governing body of such other entity pursuant to the Certificate of Incorporation and bylaws or equivalent organizational documents of such other enterprise. The fact that any person who is or was an employee of the Corporation or an employee of any other enterprise has been given or has used the title of “Vice President” or any other title that could be construed to suggest or imply that such person is or may be an officer of the Corporation or of such other enterprise, including any titled granted to such person by the Chief Executive Officer pursuant to ARTICLE IV, Section 11, shall not result in such person being constituted as, or being deemed to be, an officer of the Corporation or of such other enterprise for purposes of this ARTICLE VII unless such person’s appointment to such office was approved by the Board of Directors pursuant to ARTICLE IV.

Section 2.      Procedure for Indemnification. Any claim for indemnification or advance of expenses by an indemnitee under this Section 2 of ARTICLE VII shall be made promptly, and in any event within forty-five days (or, in the case of an advance of expenses, twenty days, provided that the director or officer has delivered the undertaking contemplated by Section 1 of this ARTICLE VII if required), upon the written request of the indemnitee. If the Corporation denies a written request for indemnification or advance of expenses, in whole or in part, or if payment in full pursuant to such request is not made within forty-five days (or, in the case of an advance of expenses, twenty days, provided that the indemnitee has delivered the undertaking contemplated by Section 1 of this ARTICLE VII if required), the right to indemnification or advances as granted by this ARTICLE VII shall be enforceable by the indemnitee in any court of competent jurisdiction. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation to the fullest extent permitted by applicable law. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of expenses where the undertaking required pursuant to Section 1 of this ARTICLE VII, if any, has been tendered to the Corporation) that the claimant has not met the applicable standard of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proof shall be on the Corporation to the fullest extent permitted by law. Neither the failure of the Corporation (including its Board of Directors, a committee thereof, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 3.      Insurance. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, member, trustee, administrator, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise against any expense, liability or loss asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under the DGCL.

Section 4.      Service for Subsidiaries. Any person serving as a director, officer, partner, member, trustee, administrator, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, at least 50% of whose equity interests are owned by the Corporation (a “subsidiary” for purposes of this ARTICLE VII) shall be conclusively presumed to be serving in such capacity at the request of the Corporation.

Section 5.      Reliance. Persons who after the date of the adoption of this provision become or remain directors or officers of the Corporation or who, while a director or officer of the Corporation, become or remain a director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this ARTICLE VII in entering into or continuing such service. To the fullest extent permitted by law, the rights to indemnification and to the advance of expenses conferred in this ARTICLE VII shall apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof. Any amendment, alteration or repeal of this ARTICLE VII that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit, eliminate, or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

Section 6.      Non-Exclusivity of Rights; Continuation of Rights of Indemnification. The rights to indemnification and to the advance of expenses conferred in this ARTICLE VII shall not be exclusive of any other right which any person may have or hereafter acquire under the Certificate of Incorporation or under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise. All rights to indemnification under this ARTICLE VII shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this ARTICLE VII is in effect. Any repeal or modification of this ARTICLE VII or repeal or modification of relevant provisions of the DGCL or any other applicable laws shall not in any way diminish any rights to indemnification and advancement of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to any proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such repeal or modification.

Section 7.      Merger or Consolidation. For purposes of this ARTICLE VII, references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this ARTICLE VII with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

Section 8.      Savings Clause. To the fullest extent permitted by law, if this ARTICLE VII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and advance expenses to each person entitled to indemnification under Section 1 of this ARTICLE VII as to all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, ERISA excise taxes and penalties and any other penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person and for which indemnification and advancement of expenses is available to such person pursuant to this ARTICLE VII to the fullest extent permitted by any applicable portion of this ARTICLE VII that shall not have been invalidated.

Article VIII
AMENDMENTS

These Bylaws may be amended, altered, changed or repealed or new Bylaws adopted only in accordance with Section 1 of ARTICLE TEN of the Certificate of Incorporation.

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